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                                                                  EXHIBIT 10.9.2


                               SECOND AMENDMENT
                                    TO THE
                             EMPLOYMENT AGREEMENT
                                      OF
                                JAMES F. VERHEY

     This SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT OF JAMES F. VERHEY ("Second Amendment") is made and entered as of October 1, 1999, by and between James F. Verhey ("Employee") and Kaiser Ventures Inc. ("Kaiser").

                                   Recitals

     A. Employee is currently employed by Kaiser as Executive Vice President and Chief Financial Officer and has an existing Employment Agreement with Kaiser dated effective June 17, 1996, as amended by that certain First Amendment dated effective January 15, 1998, between Kaiser and Employee (collectively the "Employment Agreement").

     B. Employee and Kaiser have mutually agreed to reduce Employee's time commitment to Kaiser to approximately one-half time; and

     C. Employee and Kaiser desire to amend the Employment Agreement solely as provided herein to reflect their agreement with regard to the reduction in Employee's time commitment to Kaiser.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Section 1 of Employment Agreement. Section 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

          Employment, Positions and Duties.  Kaiser hereby continues the
          ---------------------------------
          employment of Employee upon the terms and conditions set forth in the Employment Agreement as amended herein. Employee's positions with Kaiser shall continue to be Executive Vice President and Chief Financial Officer. Employee shall have the responsibilities and duties normally incident to such positions, including, but not limited to, those duties and responsibilities set forth in Exhibit "A" attached hereto and incorporated herein by this reference and such other duties and responsibilities as may be reasonably assigned to him from time-to-time by Kaiser's President or Chief Executive Officer. Employee agrees to devote fifty percent (50%) of his full business time and attention to the discharge of his duties and responsibilities under this Agreement with Employee generally being present at Kaiser's corporate offices Monday through Thursday, every other week. Kaiser and Employee acknowledge the need for flexibility in Employee's work schedule so that Employee agrees to adjust his general schedule to give priority to, assist in the preparation for, and attend important meetings for Kaiser that may occasionally be scheduled at times other than Employee's general work schedule.

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     2.   Amendment of Section 3 of Employment Agreement.  Section 3 of the
Employment Agreement is hereby amended in its entirety to read as follows:

          Base Salary.  Except in connection with the payment of any severance
          -----------
          as provided herein, Employee's initial annual base salary shall be one hundred five thousand ($105,000) per year.

          Prior to the first meeting of the Board of Directors in any calendar year, the Human Relations Committee of the Board will review Employee's annual performance and salary on the same basis as other executive officers and report its recommendations for any revision to the full Board at such meeting.

          Nothwithstanding anything contained in this Agreement to the contrary, for the purposes of determining the amount of severance benefits to be paid to Employee for any reason, Employee's base salary shall be deemed to be his base salary as of September 30, 1999, and not the new initial annual salary provided in this Section 3.

     3. Confirmation of Participation in Bonus Program. Employee shall continue to participate in Kaiser's executive bonus program as provided in
Section 4 of the Employment Agreement or in any other bonus or incentive program for executive officers adopted by Kaiser. However, Kaiser and Employee acknowledge that any amounts paid to Employee, under any such bonus or incentive programs, may be based on Employee's current annual base salary.

     4. Confirmation of Benefits. Employee's benefits such as health, life, dental and other similar benefits shall remain the same as those available to full time executive officers of Kaiser as provided in Section 6 of the Employment Agreement as they may change from time to time (although the total amount of the benefit may be correspondingly reduced if it is based upon annual base salary) except that Employee shall not: (i) accrue vacation time after September 30, 1999; and (ii) be paid a car allowance. However, this provision shall not be construed to cause any reduce in the severance benefits payable to Employee as provided in the Employment Agreement as amended by this Amendment.

     5. Payment of Certain Expenses. In addition to the payment of normal and reasonable business expenses typically reimbursed in the course of work for Kaiser, Kaiser shall pay Employee's reasonable travel expenses to and from Kaiser's corporate offices and reasonable hotel expenses while working at Kaiser's corporate offices. Employee shall pay for all of his personal meals.

     6. Ratification of Employment Agreement as Amended. The Employment Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this Second Amendment is hereby ratified and approved in all respects

     7. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California.

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement to be effective as of the day and year first written above not withstanding the actual date of signature.

                                            "Employee"
                                            James F. Verhey


                                            /s/ James F. Verhey
                                            ------------------------------------
                                            James F. Verhey

                                            "Kaiser"
                                            Kaiser Ventures Inc.


                                            By: /s/ Richard E. Stoddard
                                                --------------------------------
                                                Richard E. Stoddard, Chairman of
                                                the Board, Chief Executive
                                                Officer and President


                                            By:  /s/ Todd G. Cole
                                                 -------------------------------
                                                 Todd G. Cole, Chairman of the
                                                 Human Relations Committee

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                                    REVISED
                                 SCHEDULE "A"

                                JAMES F. VERHEY
                        Executive Vice President & CFO

     This position will report to the President and Chief Executive Officer.

Responsibilities:

     This position has the responsibility to manage all accounting, finance, tax, and treasury functions for the Company and its subsidiaries; to represent the Company with all outside entities coming under the purview of corporate finance; to ensure all reporting requirements are met in a satisfactory and timely manner; to assist senior management in analyzing, evaluating and pursuing new business and growth opportunities; to manage the Company's annual budget and capital plan processes; to manage the Company's financial analysis and modeling function; to manage the Company's insurance program; and to monitor all project development activities from the financial perspective. These duties include the following:

     . Assist CEO in analyzing, evaluating and pursuing business and growth opportunities.
     . Seek out, secure and manage all financing for future growth opportunities and acquisitions.
     . Oversee investor relations program implementation, shareholder/investor communications.
     .    Oversee implementation of real estate financing strategy.
     .    Manage and oversee financial aspects of SEC compliance.
     . Oversee the treasury and controller functions. Oversee all audit procedures, outside auditors, and report to the Chairman of the Audit Committee.
     . Manage all aspects of the accounting function of the Company, employing Generally Accepted Accounting Procedures.
     .    Manage the Company's annual budget and capital plan processes.
     .    Manage the Company's financial analysis and modeling function.
     .    Manage all tax planning and reporting.
     .    Manage all debt and equity structuring.
     .    Manage all insurance programs.
     . Manage and oversee the Kaiser Eagle Mountain, operations, insuring both smooth functioning of all administrative departments and operations. Monitor all project development activities from the financial perspective.
     .    Participate in major negotiations with third parties.
     . Direct and manage, in coordination with the Sr. Vice President and General Counsel, the operations of the Company in the absence of the Chief Executive Officer.

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